As filed with the Securities and Exchange Commission on June 27, 2011
Registration No.  333-165461

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE KNOT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3895178
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

462 Broadway, 6th Floor
New York, New York 10013
(212) 219-8555
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jeremy Lechtzin
Senior Vice President, General Counsel and Secretary
The Knot, Inc.
462 Broadway, 6th Floor
New York, New York 10013
(212) 219-8555
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Brian B. Margolis, Esq.
Orrick, Herrington & Sutcliffe LLP
51 West 52nd Street
New York, New York  10019
(212) 506-5000

Approximate date of commencement of proposed sale to the public: N/A.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-165461) is being filed pursuant to the Registrant’s undertaking in Part II, Item 17(3) of the original Registration Statement, filed on March 12, 2010 with the Securities and Exchange Commission, for the purpose of removing from registration 3,671,526 shares of common stock of the Registrant originally registered under the Securities Act of 1933 for resale by the selling shareholder named in the original Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 27, 2011.

THE KNOT, INC.

By:	/s/ DAVID LIU
David Liu President, Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID LIU	President, Chief Executive Officer and Chairman of the Board of Directors	June 27, 2011
David Liu	(Principal Executive Officer)

*	Chief Financial Officer (Principal Financial and Accounting Officer)	June 27, 2011
John P. Mueller

*	Director	June 27, 2011
Charles Baker

*	Director	June 27, 2011
Ira Carlin

*	Director	June 27, 2011
Eileen Naughton

*	Director	June 27, 2011
Peter Sachse

* By: /s/ DAVID LIU
David Liu
Attorney-in-fact

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